UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 3, 2009

Altair Nanotechnologies Inc.

(Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

204 Edison Way Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(801) 858-3750

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written  communications  pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)

☐      Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement  communications  pursuant to Rule  14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement  communications  pursuant to Rule  13e-4(c)  under the Exchange Act (17 CFR 240.13e-4(c)

TABLE OF CONTENTS

Item 1.01	Entry into Material Definitive Agreement

Item 9.01	Exhibits

SIGNATURES

EXHIBIT INDEX

EX. 10.1:	Contract dated September 3, 2009 with the U.S. Army RDECOM Acquisition Center.

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Item 1.01	Entry into Material Definitive Agreement

On September 3, 2009, Altair Nanotechnologies Inc. (the "Company") through is wholly owned subsidiary Altairnano, Inc. signed a cost reimbursement contract with the U.S. Army RDECOM Acquisition Center (“U.S. Army”) for up to $1,749,965.00 (the “Contract”).  The Contract  calls for Altairnano, Inc. to conduct primary research of sensitive and selective nanosensors through a single molecule-multiple excitation source approach to synthesize a single sensing molecule coupled with metal nanoparticles to better understand how the molecule responds to nerve and toxic industrial chemicals and to incorporate the technology into a portable sensing device. The term of the Contract runs through September 2, 2010.

The description of the Contract set forth above is, by its nature, a summary description and omits certain detailed terms set forth in the underlying agreement.  The summary set forth above is qualified by the terms and conditions of the Contract attached as Exhibit 10.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Contract dated September 3, 2009 with the U.S. Army RDECOM Acquisition Center.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: October 12, 2009	By:	/s/ John Fallini
John Fallini, Chief Financial Officer

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